Exhibit 10.1

WAIVER UNDER AGREEMENT AND PLAN OF MERGER

This WAIVER UNDER AGREEMENT AND PLAN OF MERGER (the “Waiver”) is entered into and is effective as of August 26, 2019, by and between Ascent Capital Group, Inc., a Delaware corporation (“Ascent”) and Monitronics International, Inc., a Texas corporation (“Monitronics”). Monitronics and Ascent are sometimes referred to collectively as the “Parties” and individually as a “Party”.  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

WHEREAS, Ascent and Monitronics are parties to that certain Agreement and Plan of Merger, dated as of May 24, 2019 (the “Merger Agreement”);

WHEREAS, pursuant to Section 5.8 of the Merger Agreement, at any time prior to the Merger Effective Time, each Party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, or (b) waive compliance with any of the agreements or conditions contained in the Merger Agreement;

WHEREAS, pursuant to Section 3.1(d) of the Merger Agreement, the respective obligations of the Parties to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the shares of Monitronics Common Stock to be issued to the holders of Ascent Common Stock upon consummation of the Conversion and the Reorganization (the “New Shares”) being quoted on any tier of the OTC Markets Group or any other similar national or international quotation service at or prior to the Merger Effective Time (the “Listing Closing Condition”);

WHEREAS, after discussion by the Parties and consideration of various timing considerations associated with the Listing Closing Condition, the Parties have each agreed to waive the Listing Closing Condition, provided that Monitronics shall endeavor to cause the New Shares to be quoted on any tier of the OTC Markets Group or any other similar national or international quotation service as quickly as practicable after the Merger Effective Time;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.              WAIVER

Each Party hereby waives any right to satisfaction it may have under the Merger Agreement with respect to the Listing Closing Condition. The Parties agree that Monitronics shall endeavor to cause the New Shares to be quoted on any tier of the OTC Markets Group or any similar national or international quotation service as quickly as practicable after the Merger Effective Time.

2.              MISCELLANEOUS

(a).      Except as expressly provided herein, nothing in this Waiver shall be construed as a waiver, amendment or modification of any other term or condition of the Parties under the Merger Agreement.

(b).      Except as expressly set forth in herein, the Merger Agreement shall continue in full force and effect in accordance with its terms, and is hereby ratified by the Parties.

(c).       Sections 5.3 through 5.7 and Section 5.10 of the Merger Agreement are hereby incorporated by reference mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Waiver as of the date first above written.

ASCENT:

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
Name:	William E. Niles
Title:	Chief Executive Officer, General Counsel and Secretary

MONITRONICS:

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Jeff Gardner
Name:	Jeff Gardner
Title:	President and Chief Executive Officer

Signature Page to Waiver under Agreement and Plan of Merger